                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation in this Registration Statement of CFX Corporation on Form S-4, of our report dated January 13, 1997, except for Note 20 as to which the date is February 13, 1997, included in the Annual Report of Portsmouth Bank Shares, Inc. and Subsidiary for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Proxy Statement, which is part of such Registration Statement.




                                        /s/ Shatswell, MacLeod & Company, P.C.
                                        --------------------------------------
                                        SHATSWELL, MACLEOD & COMPANY, P.C.


West Peabody, Massachusetts

June 13, 1997